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                                                                  Exhibit 99(j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated July 26, 2004, relating to the financial statements and financial highlights, which appears in the May 31, 2004 Annual Report to Shareholders of the Performance Funds Trust, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Experts" and "Financial Statements" in such Registration Statement.


PricewaterhouseCoopers LLP

Columbus, Ohio
September 28, 2004